Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Solera National Bancorp, Inc. (the “Company”) for the quarterly period ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

SOLERA NATIONAL BANCORP, INC.

Dated: August 12, 2009

	By:	/s/ Douglas Crichfield

Douglas Crichfield
President & Chief Executive Officer
(Principal Executive Officer)

Dated: August 12, 2009

	By:	/s/ Robert J. Fenton

Robert J. Fenton
Executive Vice President and Chief Financial Officer (Principal Accounting and Chief Financial Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Solera National Bancorp, Inc. and will be retained by Solera National Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.